UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective November 21, 2006, Mitchell & Titus, LLP (“Mitchell & Titus”) resigned as the independent registered public accounting firm of The Prudential Employee Savings Plan (the “Plan”). The resignation of Mitchell & Titus was accepted by the Administrative Committee of the Plan on November 21, 2006. The Plan has not yet engaged a new independent registered public accounting firm.

Mitchell & Titus was engaged as the independent registered public accounting firm of the Plan in 2005 and, except for services rendered in connection with its audit of the financial statements of the Plan for the fiscal year ended December 31, 2005, has not rendered any services to the Plan.

The report of Mitchell & Titus on the Plan’s financial statements for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year ended December 31, 2005 and through November 21, 2006, there have been (1) no disagreements with Mitchell & Titus on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Mitchell & Titus would have caused them to make reference thereto in their reports on the financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Plan has requested that Mitchell & Titus furnish it with a letter addressed to the SEC stating whether or not Mitchell & Titus agrees with the above statements. A copy of such letter dated November 21, 2006 from Mitchell & Titus is being filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

16.1	Letter dated November 21, 2006 from Mitchell & Titus, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee administering The Prudential Employee Savings Plan has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006

THE PRUDENTIAL EMPLOYEE SAVINGS PLAN

By:	/s/ Robert B. Weinman
Name:	Robert B. Weinman
Title:	Vice President, Employee Benefits Chairperson of the Administrative Committee

Exhibit Index

Exhibit No.	Description
16.1	Letter dated November 21, 2006 from Mitchell & Titus, LLP to the Securities and Exchange Commission.